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                            Greenberg Traurig, P.A.
                             1221 Brickell Avenue
                             Miami, Florida 33131

                                                                     EXHIBIT 5.1
                                        April 3, 2001

Board of Directors
UbiquiTel Inc.
One West Elm Street
4th Floor
Conshohocken, Pennsylvania  19428

     Re:     UbiquiTel Inc.-Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel for UbiquiTel Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance by the Company of up to 16,400,000 shares of its common stock, par value $0.0005 per share ("UbiquiTel Common Stock"), in connection with its pending acquisition of VIA Wireless, LLC, ("VIA Wireless"), pursuant to that certain Merger Agreement dated as of February 22, 2001 (the "Merger Agreement"), by and among the Company, UbiquiTel Operating Company, the Merger Subsidiaries of the Company listed therein, VIA Wireless, the Members of VIA Wireless listed therein, the Stockholders of the Members of VIA Wireless listed therein and the Stockholders that control J.H. Evans Inc., attached as Annex-1 to the proxy statement/prospectus that forms a part of the Registration Statement.

     Such shares of UbiquiTel Common Stock may be resold from time to time for the account of the Stockholders of the Members of VIA Wireless and certain employees of VIA Wireless who are identified in and referred to in the Registration Statement as the "Selling Stockholders."

     In our capacity as such counsel, we have reviewed the Registration Statement and the Merger Agreement. We also have reviewed such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures

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Board of Directors
UbiquiTel Inc.
April 3, 2001
Page 2

on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

     This opinion is limited in all respects to the federal laws of the United States and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon and subject to the foregoing, we are of the opinion that the shares of UbiquiTel Common Stock to be issued pursuant to the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could effect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may be not furnished to or relied upon by any person or entity for any purpose without prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        Greenberg Traurig, P.A.
                                        Miami, Florida